Exhibit 23(j)



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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 71 to Registration Statement No. 2-75503 on Form N-1A of Maxim Series Fund, Inc. of our report dated December 15, 2000, appearing in the October 31, 2000 Annual Report of Maxim Series Fund, Inc. and to the references to us under the headings "Financial Highlights" appearing in the Prospectus and "Independent Auditors" and "Financial Statements" appearing in the Statement of Additional Information, which are also a part of such Registration Statement.


/s/DELOITTE & TOUCHE LLP
Denver, Colorado
February 21, 2001